PS BUSINESS PARKS, INC.
                                   EXHIBIT 12:
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                           -----------------------------------------
                                                                                  2001                    2000
                                                                           --------------------   ------------------
      Net income......................................................       $    24,295,000         $   22,255,000
      Minority interest...............................................            13,152,000             12,031,000
      Interest expense................................................               394,000                744,000
                                                                           --------------------   ------------------
      Earnings available to cover fixed charges.......................       $    37,841,000         $   35,030,000
                                                                           ====================   ==================

      Fixed charges (1)...............................................       $     1,292,000         $    1,432,000
      Preferred distributions.........................................             9,548,000              8,385,000
                                                                           --------------------   ------------------
      Combined fixed charges and preferred distributions..............       $    10,840,000         $    9,817,000
                                                                           ====================   ==================

      Ratio of earnings to fixed charges..............................                 29.29                  24.46
                                                                           ====================   ==================

      Ratio of earnings to combined fixed charges and preferred
       distributions..................................................                  3.49                   3.57
                                                                           ====================   ==================




                                                                   Years Ended December 31,
                                       --------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- --------------
Net income.........................     $ 51,181,000     $ 41,255,000    $ 29,400,000     $  3,836,000    $    519,000
Minority interest..................       26,741,000       16,049,000      11,208,000        8,566,000               -
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
                                       ---------------- --------------- --------------- ---------------- --------------
Earnings available to cover fixed
   charges.........................     $79,403,000      $ 60,457,000    $ 42,969,000     $ 12,403,000   $     519,000
                                       ================ =============== =============== ================ ==============

Fixed charges (1)..................     $  2,896,000     $  4,142,000    $  2,629,000     $      1,000    $          -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- --------------
Combined  fixed charges and preferred
   distributions...................     $ 20,169,000     $ 11,704,000    $  2,629,000     $      1,000    $          -
                                       ================ =============== =============== ================ ==============

Ratio of earnings to fixed charges.            27.42            14.60           16.34           12,403         N/A
                                       ================ =============== =============== ================ ==============

Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.94             5.17           16.34           12,403         N/A
                                       ================ =============== =============== ================ ==============


(1) Fixed charges include interest expense plus capitalized interest.

                             PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental disclosure of Ratio of Funds from Operations ("FFO") to fixed charges:


                                                                                        Six Months Ended
                                                                                            June 30,
                                                                           -----------------------------------------
                                                                                  2001                    2000
                                                                           --------------------   ------------------
      FFO.............................................................       $    46,380,000         $   41,854,000
      Interest expense................................................               394,000                744,000
      Minority interest in income - preferred units...................             6,373,000              5,841,000
      Preferred dividends.............................................             3,175,000              2,544,000
                                                                           --------------------   ------------------
      Adjusted FFO available to cover fixed charges...................       $    56,322,000         $   50,983,000
                                                                           ====================   ==================

      Fixed charges (1)...............................................       $     1,292,000         $    1,432,000
      Preferred distributions.........................................             9,548,000              8,385,000
                                                                           --------------------   ------------------
      Combined fixed charges and preferred distributions..............       $    10,840,000         $    9,817,000
                                                                           ====================   ==================

      Ratio of FFO to fixed charges...................................                 43.59                  35.60
                                                                           ====================   ==================
      Ratio of FFO to combined fixed charges and preferred
       distributions..................................................                  5.20                   5.19
                                                                           ====================   ==================



                                                                   Years Ended December 31,
                                       --------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------- --------------- --------------- ---------------- --------------
FFO................................    $  85,977,000    $  76,353,000   $  57,430,000    $  17,597,000   $     303,000
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
Minority   interest   in   income   -
   preferred units.................       12,185,000        4,156,000               -                -               -
Preferred dividends................        5,088,000        3,406,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- --------------
Adjusted   FFO   available  to  cover
   fixed charges...................    $ 104,731,000    $  87,068,000   $  59,791,000    $  17,598,000   $     303,000
                                       ================ =============== =============== ================ ==============

Fixed charges (1)..................    $   2,896,000    $   4,142,000   $   2,629,000     $      1,000   $           -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------- --------------- --------------- ---------------- --------------
Combined  fixed charges and preferred
   distributions...................    $  20,169,000    $  11,704,000   $   2,629,000    $       1,000   $           -
                                       ================ =============== =============== ================ ==============

Ratio of FFO to fixed charges......            36.16            21.02           22.74           17,598         N/A
                                       ================ =============== =============== ================ ==============

Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             5.19             7.44           22.74           17,598         N/A
                                       ================ =============== =============== ================ ==============


(1) Fixed charges include interest expense plus capitalized interest.